Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarter Report of SUIC Worldwide Holdings Ltd. (the “Registrant”) on Form 10-Q for the period ended June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Yanru Zhou, as CFO of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 20, 2024	By:	/s/ Yanru Zhou
Yanru Zhou Chief Finance Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to SUIC Worldwide Holdings Ltd. and will be retained by SUIC Worldwide Holdings Ltd. and furnished to the Securities and Exchange Commission or its staff.